Exhibit 99.1
TERMINATION OF EMPLOYMENT AGREEMENT
THIS TERMINATION OF EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into this the 22nd day of January, 2008, by and among, Anthony Flagg, an individual resident of the state of Georgia (“Employee”), and First United Ethanol, LLC, a limited liability company under the laws of Georgia (“Employer”).
W I T N E S S E T H:
WHEREAS, Employee and Employer previously entered into that certain Employment Agreement with a commencement date of the 25th day of September, 2006 attached hereto as Exhibit “A”(hereinafter, the “Employment Agreement”); and
WHEREAS, the parties agree to terminate the Employment Agreement in accordance with the express terms of this Agreement with the exception of the Confidentiality section in paragraph 5 which shall survive for a period of two (2) years from the Termination Date;
NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the adequacy and sufficiency of such consideration is hereby acknowledged, the parties hereto acknowledge and agree to the following:
1. TERMINATION DATE.
The parties hereby agree the Termination Date shall be January 16, 2008. Effective on the Termination Date, Employee shall resign from all employment, offices and directorships which he holds with Employer. The Employment Agreement shall terminate effective on the Termination Date and neither party shall have any further obligation to the other party unless it is set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, Employee and Employer agree that section five (5) “Confidential Information” of the Employment Agreement shall survive for a period of two (2) years from the Termination Date.
2. REASON FOR TERMINATION.
The parties agree the termination of employment is due to the Board of Directors acceptance of Employee’s resignation of his position with Employer. Employee understands and agrees that he would not receive the monies and/or benefits specified in this Agreement, except for Employees’ execution of this Agreement and General Release and the fulfillment of the promises contained herein.

3. TRANSITION ASSISTANCE.
Employee agrees to provide reasonable transition assistance and services to Employer until the Termination Date.
4. BENEFITS.
All Company provided benefits including but not limited to those benefits contained in Employment Agreement will cease as of the Termination Date.
This Agreement will not affect any rights or obligations Employee has otherwise accrued under Employer’s benefit plans, including Employer Health Insurance Plans, Life Insurance, Accidental Death and Dismemberment Insurance or Long Term Disability Insurance. The terms of those Plans shall control the termination of benefits there under.
Following the Termination Date, or any earlier date for a qualifying event, Employee will be able to continue, at Employees expense, company health insurance benefits as set forth under COBRA. To be eligible for COBRA, Employee must complete a timely COBRA coverage enrollment request. Following the Termination Date, under COBRA law, Employee will be responsible for payment of the full premium and administrative costs.
5. NONINTERFERENCE.
Employee agrees to maintain a cooperative attitude toward Employer, to voluntarily resign all positions with the Company, and promptly and cooperatively assist in the execution of documents and paperwork regarding this, not to disrupt Employer’s ongoing business, not to make disparaging remarks about Employer and to return all property that belongs to the Employer. Employer agrees to maintain a cooperative attitude with Employee and not to make disparaging remarks about Employee.
6. ENTIRE AGREEMENT.
This Agreement is the entire agreement between the parties with regard to the employment with Employer, and the termination of Employee’s employment, and supersedes all prior and contemporaneous oral and written agreements and discussions between Employee and Employer relating to Employee’s employment or termination. This Agreement may be amended only by a written agreement signed by all of the parties.
7. SEVERANCE.
Employee shall receive as severance three months of additional compensation in the total amount of $43,749.99 representing three month’s of his annual salary which shall be paid in a lump sum no later than the Effective Date. Employee shall also be paid for all accrued but unused vacation pay to which he is entitled. In addition, Employee shall receive as additional consideration and compensation the company vehicle (a Dodge Truck) that he has been using during his employment. Employer shall assign title to the company vehicle to Employee on the Effective Date, but shall not be liable for any maintenance, insurance, or other obligations or liabilities associated with the use of the vehicle after the Termination Date. Employee agrees to hold Employer harmless and indemnify it for any obligation or liability associated with the use of the vehicle after the Termination Date. Employee understands and agrees that he would not receive the monies and/or benefits specified in this Agreement, except for Employees’ execution of this Agreement and General Release and the fulfillment of the promises contained herein.

2

8. GENERAL RELEASE. In consideration of this Termination Agreement, from and after the Effective Date, Employee, for itself and its assigns, directors, officers, agents, affiliated persons and entities, and attorneys, hereby fully releases, acquits and forever discharges Employer and its assigns, directors, officers, employees, agents and attorneys, jointly and severally, from any and all covenants, contracts, agreements, claims, demands actions, causes of actions, damages obligations, liabilities, suits, losses and expenses of whatsoever kind or nature, whether or not now known or suspected or claimed, whether in law, arbitration, equity or otherwise, which Employee has had, now has or hereinafter can, shall, or may have, arising from, or in any way related to, claims against Employer arising from or related to his employment or the Employment Agreement including, but not limited to, any alleged violation of:
•	The Americans with Disabilities Act of 1990;

•	Title VII of the Civil Rights Act of 1964;

•	The Age Discrimination in Employment Act of 1967 and Older Workers Protection Act;

•	Sections 1981 through 1988 of Title 42 of the United States Code;

•	The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);

•	The Immigration Reform and Control Act;

•	The Workers Adjustment and Retraining Notification Act;

•	The Fair Credit Reporting Act;

•	The Georgia AIDS Confidentiality Act — O.C.G.A. § 24-9-47;

•	The Georgia Equal Pay Act (Sex Discrimination in Employment) — O.C.G.A. § 34-5-1 et seq.;

•	The Georgia Age Discrimination in Employment Act — O.C.G.A. § 34-1-2;

3

•	The Georgia Equal Employment for Persons with Disabilities Code — O.C.G.A. § 34-6A-1 et seq.;

•	The Georgia Wage Payment and Work Hour Laws;

•	any other federal, state or local law, rule, regulation, or ordinance;

•	any public policy, contract, tort, or common law; or

•	any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.
9. ADEA WAIVER. Employee acknowledges that he has been advised to, and has, consulted with an attorney prior to executing this Agreement, which contains releases and waivers. Employee understands that he may take a period of 45 days to consider this Agreement. Employee understands that he may revoke the ADEA waiver herein during the seven (7) days following execution of this Agreement and that the Agreement will not become effective until that seven day period has expired (the “Effective Date”). In order to revoke the Agreement, Employee must sign and send a notice addressed to:
FUEL
c/o Patrick N. Millsaps
Two West Broad Street
P.O. Box 856
Camilla, GA 31730
which shall simultaneously be transmitted via facsimile (229) 336-9587. If Employee revokes the Agreement he will not be entitled to any of the money or consideration provided herein.
10. REVIEW. Each Party hereby acknowledges and represents that it has had ample opportunity to review the following with counsel of its choice: (a) the Termination Agreement; (b) all claims it may presently have or expect to have against of the other Parties; and (c) the legal effect and ramifications of executing and delivering this Termination Agreement. Nothing stated herein shall be deemed to be or construed as an admission by any Party hereto of any liability of one Party to another.
11. GOVERNING LAW. This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, excluding its laws regarding conflict or choice of law, and the Parties voluntarily submit themselves to the jurisdiction of the state courts situated in Mitchell County, Georgia, for any dispute arising hereunder.

4

12. ENTIRE AGREEMENT. This Termination Agreement constitutes the entire agreement among the Parties and supersedes any prior discussions, agreements or understandings, and, except with respect to the Employment Agreement, there are no promises, representations or agreements among the Parties other than as set forth herein.
13. SEVERABILITY. If any provision or term of this Termination Agreement shall be determined to be illegal, invalid or unenforceable, the remainder of this Termination Agreement shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted by law.
14. WAIVER. No provision of this Termination Agreement shall be deemed to have been waived by any Party unless such waiver is in writing and signed by such Party, nor shall any custom or practice which may evolve between the Parties in the administration of the terms hereof be construed to waive or lessen the right of a Party to insist upon the performance by a Party in strict accordance with the terms hereof.
15. COUNTERPARTS. This Termination Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
16. CONFIDENTIALITY AND RETURN OF PROPERTY/DOCUMENTS. The Parties agree that the terms of this Agreement, the substance of all negotiations leading to this Agreement, and the facts underlying the disputes that gave rise to the Agreement have been and will remain confidential (however, the Parties recognize that all public record filings not otherwise confidential, are not subject to this restriction) and will not be disclosed to any person, except attorney(s), accountant(s) and financial advisor(s), who may be advised of the Agreement for legal, accounting and tax purposes only and expressly on the condition that those persons to whom the information is so revealed shall be advised that the information is required to be kept confidential and they agree to comply with the terms of this confidentiality provision. Further, Employee agrees to return all property of the Employer on the Termination Date with the exception of the company vehicle being assigned to Employee pursuant to paragraph 8 of this Agreement. Employee agrees to return all electronic copies and hard copies of corporate records, documents, information and financial data which belong to the Employer or its affiliates or subsidiaries on the Termination Date and to destroy any copies in his possession that are duplicates of Employer records. Any use of such documents shall be considered a breach of this Agreement and shall entitle Employer to bring an enforcement action to enjoin the use and for damages.
17. NON-DISPARAGEMENT. The Parties agree not to make any statement(s) disparaging the other Parties, including making negative references to financial investors, lenders, or to future employers.

5

WITNESS HEREOF, and intended to be legally bound hereby, the parties have executed or caused to be executed by duly authorized representatives this Agreement as the date first above written.
This Agreement is agreed to and accepted by:

FIRST UNITED ETHANOL, LLC EMPLOYER

By:	/s/ Murray Campbell

MURRAY CAMPBELL
Chairman of the Board

EMPLOYEE

/s/ Anthony Flagg

ANTHONY FLAGG

6

Exhibit “A”
EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into effective as of the 25th day of September 2006 (“Effective Date”), by and between First United Ethanol, LLC, a Georgia limited liability company (“FUEL”) and Anthony Flagg, a resident of the State of Georgia (“Executive”).
WHERAS, the parties acknowledge that FUEL was formed for the purpose of developing a project to build and operate a 100 million gallon dry mill corn-processing ethanol plant in Mitchell County, Georgia near Camilla (the “Business of FUEL”); and
WHEREAS, the parties agree and acknowledge the Business of FUEL is a highly competitive one, both inside of and outside the state of Georgia; and
WHEREAS, the parties agree and acknowledge FUEL has, is and will likely continue to develop valuable confidential techniques and valuable proprietary and confidential information, forms and methods for use in the Business of FUEL; and
WHEREAS, Executive agrees and acknowledges that Executive will have access to said valuable techniques and employ said valuable proprietary and confidential information, forms and methods in earning income in the employ of FUEL; and
WHERAS, the parties further agree and acknowledge that Executive’s position is one of considerable responsibility and requires considerable experience and requires Executive to develop and maintain good relationships with FUEL’s: (i) suppliers and potential suppliers, (ii) customers and potential customers and (iii) employees, and that FUEL will incur substantial time and expense to replace an employee who has the experience and relationships of Executive; and
WHEREAS, as a condition of employment and continued employment of Executive by FUEL, the parties mutually agree that confidentiality is required in connection with the Business of FUEL and in connection with the identity of FUEL’s suppliers and customers, and that accordingly, it is vital that FUEL be protected from direct or indirect competition from Executive during his employment and for a reasonable period of time thereafter; and
WHEREAS, FUEL and Executive now desire to provide for the employment of Executive by FUEL, after the effective date of this Agreement, upon the terms and conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT
1. Employment and Duties. Effective as of the Effective Date, FUEL will employ Executive and Executive will accept such employment upon the terms and conditions set forth in this Agreement. Employee shall be the Chief Executive Officer for FUEL and shall report directly to the First United Ethanol Board of Directors (the “Board of Directors”) or to such other person as the Board of Directors designates. Executive shall devote substantially his entire time and attention to the Business of FUEL. In so doing, Executive agrees to contribute his best skills and services at all times for the business and benefit of FUEL. Executive hereby represents and confirms that he is under no contractual or legal commitment that would prevent him from fulfilling his duties and responsibilities as set forth in this Agreement. During his employment with FUEL, Executive may participate in charitable activities and personal investment activities to a reasonable extent, and he may serve as a director of business and civic organizations as approved by the Board of Directors, so long as such activities do not interfere with the performance of his duties and responsibilities hereunder. Executive may participate in other business activities that do not otherwise interfere with his duties under this Agreement with the prior consent of the Board of Directors.
2. Term and Termination of Employment. The term of Executive’s employment under this Agreement shall commence on the Effective Date of this Agreement and shall continue thereafter until terminated as follows:
a. FUEL may terminate this Agreement without cause by notifying Executive of such termination at least 90 days in advance of the effective date of such termination. FUEL may terminate this Agreement for cause at any time without prior notice to Executive.
b. This Agreement shall automatically terminate upon the death or permanent disability (as determined in good faith by the Board of Directors) of Executive.
c. Executive may terminate this Agreement by notifying the Board of Directors of such termination at least 90 days in advance of the effective date of such termination. However, in the event Executive terminates this Agreement prior to one year from the Effective Date, Executive will be required to repay all reasonable recruiting costs incurred by FUEL in recruiting him and his replacement.
Except as provided herein, all of Executive’s right to compensation and other benefits hereunder shall terminate upon the date his employment terminates, except: (1) as may be mandated by law with respect to health insurance or other benefits, and (2) as to accrued and unpaid vacation benefits.

3. Position and Duties. Executive shall be appointed as the Chief Executive Officer of FUEL and shall have the authority, duties, and responsibilities commensurate and consistent with such position and title and as designated by the Board of Directors from time to time, including, without limitation, (a) budgeting, managing and controlling regional, departmental or office-specific expenditures, as applicable; (b) planning, developing and implementing strategy for operational management and development so as to meet such performance plans, budgets and timescales as may be adopted by the Board or the Chief Executive Officer; (c) establishing and maintaining appropriate systems for measuring key aspects of operational management and development; and (d) monitoring, measuring and reporting on operational issues; and (e) ensuring compliance with any relevant requirements for quality management, health and safety, legal stipulations, and general duties of care. As Chief Executive Officer, Executive shall be the most senior executive officer of FUEL and will, subject to the supervision of the Board of Directors, have discretion and authority to manage and direct the day-to-day affairs and operations of FUEL, to direct the strategic direction of FUEL, and to hire and terminate the employment of employees of FUEL. Executive will report to the Board of Directors and perform such other duties and responsibilities as the Board of Directors shall assign to him from time to time consistent with his position. All staff and other functions and all operations of FUEL will report directly or indirectly (through a subordinate of Executive who reports directly or indirectly to Executive) to Executive, unless the Board of Directors concludes in good faith that a direct reporting relationship to the Board of Directors with respect to any staff or function is required by applicable law or written policies of FUEL, or is reasonably necessary to fulfill its fiduciary obligations to FUEL.
4. Compensation.
a. Base Salary. For all services rendered by Executive to FUEL hereunder, Executive shall be paid an annual base salary of One Hundred Seventy Five Thousand Dollars ($175,000.00), which base salary payments shall be paid in accordance with FUEL’s payroll policies and procedures as established from time to time. During each year after the first year of Executive’s employment hereunder, the Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”), as applicable, will conduct an annual performance review of Executive and thereafter establish Executive’s base salary for the upcoming year.
b. Annual Performance Bonus. Beginning one year from the Effective Date of this Agreement, for each full or partial fiscal year Executive is employed by FUEL hereunder, Executive shall be eligible for a performance bonus. Such bonus shall be up to 25% of Executive’s annual base salary for such fiscal year, and will be based upon achievement of certain profitability and operational efficiencies relative to the industry and such other criteria that the Committee or Board of Directors may, from time to time, determine in its sole discretion. Achievement by Executive of the objectives for each fiscal year will be determined in good faith by the Committee or the Board of Directors, as applicable, in its sole discretion, within 60 days after the end of each year; and the annual performance bonus will be paid in a lump sum promptly following such determination.

c. Nonqualified Option. Beginning at the close of FUEL’s federally registered offering of Membership Units on Form SB-2 (the “Offering”), Executive shall be granted an option to purchase up to 1% of the then-outstanding Membership Units in FUEL at a purchase price of $1,000 per unit. In addition, Executive shall be granted an option to purchase up to 1% of the total number of Membership Units offered and sold in any future public offering conducted by FUEL at a purchase price equal to the purchase price per Membership Unit being offered to investors pursuant to the terms of such public offering. The complete terms and conditions of such options will be as set forth in a membership unit option plan (the “Option Plan”) and accompanying agreement (the “Option Agreement”) to be prepared and entered into between FUEL and Executive and approved by the Board of Directors, but will include among other things a requirement that Executive agree to be bound by the terms and restrictions contained in the FUEL Operating Agreement as it may be amended from time to time.
In addition, the Option Plan and Option Agreement will allow Executive’s rights to exercise such options to vest in accordance with the following schedule:

Calendar year 2007	0%

Calendar year 2008	8% on the last day of each calendar quarter

Calendar year 2009	8% on the last day of each calendar quarter

Calendar Year 2010	8% on the last day of each of the first three calendar quarters, and 12% vesting in the 4th quarter.
In the event of a “change of control” in FUEL prior to year 4, rights to exercise such option shall immediately become fully vested. The option will expire as to both vested and unvested portions of the option upon the earlier of Executive’s Termination under paragraph 2 of this Agreement or 10 years following the close of the Offering. The terms of the Option Plan and Option Agreement will control over this Section 4(c). The parties will cooperate in good faith to finalize an Option Plan and Option Agreement as soon as reasonably possible. For purposes of this Agreement, a “change of control” in FUEL shall be deemed to have occurred upon (a) any merger, consolidation or other similar transaction in which FUEL is not the surviving entity or resulting in any one person or entity and its affiliates, in the aggregate, owning a majority of the then-outstanding Membership Units; or (b) upon the sale of all or substantially all of the assets or business of FUEL.

d. Employee Benefits. While Executive is employed by FUEL hereunder, Executive will be entitled to participate in all employee benefit plans and programs of FUEL, including without limitation, a 401(k) plan, and medical, life, and disability insurance plans, to the extent FUEL offers such plans to its executive officers, in its sole discretion, and to the extent that Executive meets the eligibility requirements of each individual plan or program as generally applicable to other executive officers of FUEL; provided, however, that except as herein otherwise provided FUEL provides no assurance as to the adoption or continuance of any particular employee benefit plan or program and Executive’s participation in such plan or program is subject to the provisions, rules and regulations generally applicable to other executive officers of FUEL.
e. Automobile Allowance. While Executive is employed by FUEL hereunder, FUEL shall provide to Executive the use of an automobile owned or leased by FUEL and will reimburse Executive for all the costs he incurs in using that automobile for business or personal purposes, including without limitation the costs of insuring, maintaining, and operating the automobile. Any damage or liability incurred in the personal use of this vehicle because of Executive’s negligence in using the automobile or in allowing others to drive the vehicle are to be borne by Executive, including the total replacement price therefore, if applicable and to the extent not covered by insurance. Executive agrees to indemnify and hold FUEL harmless for any third party action or claim for damages or other liability arising out of such circumstances, and agrees to reimburse FUEL for any such damages and any costs incurred by FUEL in defending or negotiating settlement of such claims or actions, including attorney fees to the extent not covered by insurance.
f. Expenses. While Executive is employed by FUEL hereunder, FUEL will reimburse Executive for reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his duties and responsibilities hereunder, subject to FUEL’s policies and procedures for expense verification and documentation in effect from time to time. These expenses shall include but not be limited to travel costs to visit Great Falls, Montana once a month during the three calendar years including and following the Effective date of this Agreement.
g. Relocation. Executive’s employment hereunder will be based at FUEL’s corporate headquarters, to be located in Mitchell County, Georgia. Executive shall be responsible for his own relocation expenses.
h. Vacation. While Executive is employed by FUEL hereunder, Executive shall be entitled to paid vacation time off in accordance with the vacation policies of FUEL as are in effect from time to time, provided that Executive shall be entitled to at least 2 weeks paid vacation per calendar year.

5. Confidential Information.
a. For purposes of this Agreement, (1) “Confidential Information” shall mean any information, other than Trade Secrets (as defined herein), that is of tangible or intangible value to FUEL and is not generally known by or available to the competitors of FUEL, including, but not limited to, (a) future business plans, licensing strategies, and advertising campaigns; (b) information regarding executives and employees; (c) the terms and conditions hereof; (c) any data or information defined herein as a Trade Secret, but which is not a “trade secret” under applicable law; (d) designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of FUEL; (e) any customer of supplier lists of FUEL including special terms with suppliers or customers or any other information relative to any past, present or prospective customers; (f) any confidential, proprietary or secret development or research work of FUEL; (g) any strategic or other business, marketing or sales plans of FUEL; (h) the content of all manuals, memoranda, production statements, sales records, business methods, systems and forms, production records, billing rates, cost rates, employee salaries and work histories, mailing lists, processes, inventions, formulas, job production and cost records; and (vii) any other confidential or proprietary information or secret aspects of the business of FUEL; (2) “Trade Secrets” shall mean the all information, designs, processes, procedures, formulas or improvements that are valuable and secret (in the sense that such is not generally known to competitors of FUEL) and which fall within the definition of a “trade secret” under applicable law. For purposes of this Agreement; (3) “Non-Competition Period” shall mean the Term of this Agreement and the twenty-four (24) month period following any expiration or termination of this Agreement; and (4) “Competitive Business” shall mean any business engaged in the production, marketing or sale of ethanol or other biofuels or otherwise conducts the Business of FUEL.
b. Executive hereby covenants and agrees that, as to Confidential Information, at all times during the Non-Competition Period, and as to Trade Secrets, for such time as the same shall constitute a “trade secret” under applicable law, Executive will not, other than as necessary or appropriate in connection with his provision of services to FUEL hereunder or in the conduct of the business of FUEL, either directly or indirectly, use, distribute, sell, license, transfer, assign, disclose, appropriate or otherwise communicate any Trade Secrets or Confidential Information to any person or entity nor shall Executive make use of any such Trade Secrets or Confidential Information for his own purposes in a Competitive Business or for the benefit of any other person or entity engaged in a Competitive Business.
c. Executive shall immediately notify FUEL of any intended or unintended, unauthorized disclosure or use of any Trade Secrets or Confidential Information by Executive or any other person or entity of which Executive becomes aware. Executive shall cooperate fully with FUEL in the procurement of any protection of FUEL’s rights to or in any of the Trade Secrets or Confidential Information.

Executive acknowledges that the above-described Confidential Information and Trade Secrets constitute unique and valuable assets of FUEL and represent a substantial investment of time and expense by FUEL and that any disclosure or other use of such Confidential Information or Trade Secrets other than for the sole benefit of FUEL would be wrongful and would cause irreparable harm to FUEL. During the term of Executive’s employment with FUEL, Executive shall refrain from any acts or omissions that would reduce the value of such Confidential Information or Trade Secrets. The foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known in the form in which it was obtained from FUEL, other than as a direct or indirect result of the breach of this Agreement by Executive, (ii) is independently made available to Executive in good faith by a third party who has not violated a confidential relationship with FUEL, or (iii) is required to be disclosed by legal process.
6. Ventures. If during the term of Executive’s employment with FUEL, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving FUEL and a third party or parties, all rights in such project, program or venture shall belong to FUEL. Except as approved in writing by the Board of Directors, Executive shall not be entitled to any interest in any such project, program, or venture or to any commission, finder’s fee or other compensation in connection therewith, other than the compensation to be paid to Executive by FUEL as provided herein. Executive shall nave no interest, direct or indirect, in any customer or supplier that conducts business with FUEL, unless such interest has been disclosed in writing to and approved by the Board of Directors before such customer or supplier seeks to do business with FUEL.
7. Intellectual Property Rights. Executive agrees that any and all work product, property, data, documentation, concepts, plans, techniques, inventions, improvements, discoveries, formulas, processes, copyrightable material, know-how and trade secret information relating to the Business of FUEL which have been invented, discovered, conceived developed created or learned by Executive in connection with (i) the performance of his services hereunder or (ii) the use of FUEL’s resources (collectively, “Work Product”) will be at once fully disclosed by Executive to FUEL, shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended) and will be the sole and absolute property of FUEL. Executive hereby unconditionally and irrevocably transfers and assigns to FUEL all rights, title and interest Executive currently has or in the future may have, by operation of law or otherwise, in or to any Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights. Executive agrees to execute and deliver to FUEL any transfers, assignments, documents or other instruments which FUEL may deem necessary or appropriate to vest complete title and ownership of any Work Product, and all rights therein, exclusively in FUEL.
8. Covenant Not to Compete. The parties recognize that Executive will be entrusted with all aspects of the Business of FUEL in his role as Chief Executive Officer, and that the following restrictions are reasonable based upon the extensive trust placed in Executive in his position with FUEL. During the Non-competition Period, Executive shall not, in exchange for any financial consideration or benefit, directly or indirectly, by or for himself or through others as his affiliates or agents:

a. Own, manage, operate, or control;
b. Participate in the ownership, management, operation or control of; or
c. Be engaged, for compensation or otherwise, as a director, officer, partner, or consultant for, or be employed in a managerial capacity by any Competitive Business;
provided that Executive may own up to one percent (1%) of any Person whose shares are listed on a national stock exchange or traded in the over-the-counter market.
The geographical area in which the foregoing prohibition shall apply shall be limited to that area which is within a 200 mile radius of FUEL’s facilities in Mitchell County, Georgia (the “Restricted Territory”).
9. Covenant Not To Solicit. Executive further agrees during the Non-competition Period that he shall not, directly or indirectly, either for himself or any other person, firm or corporation, without FUEL’s prior written consent:
a. solicit, raid, entice, induce or contact any person or entity that is an employee or that has a contractual or business relationship with, or is employed by, FUEL (a “Restricted Person”) to provide similar services or enter into similar arrangements with any Competitive Business in the Restricted Territory or solicit, entice, divert, appropriate, contact or request any Restricted Person to curtail or cancel its business with FUEL; or
b. solicit, recruit or attempt to solicit or hire away any employee, consultant, contractor or other personnel of FUEL or solicit or induce any such Person to terminate or otherwise diminish in any respect his, her or its relationship with FUEL or employ, engage or seek to employ or engage any Person who within the twelve (12) months prior to such employment or engagement had been an employee of FUEL.
10. Enforcement. The necessity of protection against competition from Executive and the nature and scope of such protection has been carefully considered by the parties hereto. The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenants not to compete and not to solicit described in this Agreement are fair, reasonable and necessary, that adequate compensation (in the form of Executive’s continued employment by FUEL under the terms of this Agreement) has been received by Executive for such obligations, and that these obligations (including specifically the obligations of Executive under Sections 8 and 9 of this Agreement, which the parties expressly agree survive the termination of this Agreement) do not prevent Executive from earning a livelihood. If, however, any court determines that any of the restrictions imposed on Executive under this Agreement are not completely enforceable because they are not reasonable, the parties hereby give the court the right and power to interpret, alter, amend or modify any or all of the terms contained herein to include as much of the scope, time period and geographic area as will render such restrictions reasonable and enforceable.

Executive agrees that in the event of a breach or violation or attempted breach or violation of any or all of the Sections 8 and 9 above, said provisions will cause irreparable harm to FUEL and for that reason Executive further agrees that FUEL shall be entitled as a matter of right, to both temporary and permanent injunctive relief from any court of competent jurisdiction, restraining further violation of such covenants by the Executive, his employer, employees, partners, or agents. Executive further agrees to pay FUEL’s reasonable costs and expenses, including reasonable attorney fees, if FUEL brings an action and substantially prevails for breach of this Agreement by Executive. FUEL agrees to pay Executive’s reasonable costs and expenses, including reasonable attorney fees, if FUEL brings an action for breach of this Agreement by Executive, and Executive substantially prevails.
11. Acknowledgments. Executive hereby acknowledges and agrees that during the Term (i) Executive will frequently be exposed to certain Trade Secrets and Confidential Information; (ii) Executive’s responsibilities on behalf of FUEL will extend throughout the United States (and to all geographical areas of the Restricted Territory); (iii) Executive may, either personally or through FUEL employees, be overseeing, developing, acquiring and negotiating on behalf of FUEL for expansion of FUEL’s business and facilities and will have knowledge of all such additions and expansions of FUEL’s facilities; (iv) Executive will, either personally or through FUEL employees, have responsibility in recruiting and retaining employees and Restricted Persons on behalf of FUEL, which will generate goodwill for FUEL with respect to such employees and Restricted Persons; and (v) any breach of Section 5, 6 or 7 on Executive’s part, or any breach of Section 8 or 9 on Executive’s part in the Restricted Territory for a reasonable period thereafter, would necessarily involve Executive’s use of FUEL’s Trade Secrets and Confidential Information and would unfairly threaten FUEL’s legitimate business interests, including its substantial investment in the proprietary aspects of its business and its associated goodwill. Moreover, Executive acknowledges that, in the event of the termination of this Agreement, Executive would have sufficient skills to find alternative, commensurate work in his field of expertise that would not involve a violation of any of the provisions of Section 8 or 9. Therefore, Executive acknowledges and agrees that the covenants set forth in Sections 5 through 9 are necessary to protect FUEL’s legitimate business interests and are reasonable in their scope, duration and geographic breadth in light of FUEL’s need to protect such interests.
12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Georgia.
13. Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall be deemed one and the same Agreement.

14. Further Acts. The parties hereto agree to perform such other acts that may be required to carry out the terms of this Agreement.
15. Notices. Any and all notices, designations, offers, acceptances, or any other communication provided for herein shall be given in writing by registered or certified mail, postage prepaid, which shall be addressed, in the case of Executive, to his last known address on the payroll records of FUEL, and, in the case of FUEL to:
First United Ethanol, LLC
2 West Broad Street
Camilla, Georgia 31730
16. Binding Effect. This Agreement shall be binding upon the heirs, successors, legal representatives and assigns of the parties hereto, all of whom, regardless of the number of intervening transfers, shall be bound in the same manner as the parties hereto.
17. Assignment; Benefit. This Agreement shall not be assigned by any party hereto except upon the written consent of the other party (except as to any assignment of this Agreement by FUEL to a successor of FUEL which conducts FUEL’s ethanol production and management business activities, for which the consent of the Executive shall not be required). Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.
18. Legal Fees. In the event either party to this Agreement sues the other party alleging a violation of any term of this Agreement, the prevailing party shall be entitled to reimbursement from the non-prevailing party of the actual attorneys’ fees and costs incurred in such suit.
18. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendered invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.
19. Captions. The captions herein are inserted for the convenience of reference only and shall be ignored in the construction or interpretation hereof.
20. Entire Agreement. This Agreement, together with the exhibits, contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations and warranties relating to the subject matter of this Agreement that are not set forth herein.
21. Amendment. This Agreement sets forth the entire understanding of the parties and may not be amended, altered or modified except by written agreement between the parties.

22. Waiver. Any waiver of any of the terms and/or conditions of this Agreement by any party shall not be construed to be a general waiver of such terms and/or conditions, with or without notice to the other parties.
23. Receipt and Understanding. By signing this Agreement, Executive acknowledges that Executive has read all of this Agreement, has asked whatever questions he deems appropriate, understands this Agreement in full and has received a copy of this Agreement.
IN WITNESS WHEREOF, each party hereto has executed this Agreement effective as of the date first above written.

FIRST UNITED ETHANOL, LLC:		EXECUTIVE:

By:	/s/ Murray Campbell	/s/ Anthony Flagg

	Murray Campbell	Anthony Flagg
Its: Chairman